UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

Silence Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-39487	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hammersmith Grove London United Kingdom		W6 7AP
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 20 3457 6900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 3 ordinary shares, nominal value £0.05 per share	SLN	The Nasdaq Stock Market LLC
Ordinary share, nominal value £0.05 per share*	*	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 23, 2026, the Company issued an updated corporate presentation to reflect certain business updates. The presentation is available in the “Investors” section of the Company’s website at silence-therapeutics.com/investors, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Company’s website and any information contained on the Company’s website are not incorporated by reference into this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit Number	Description
99.1	Silence Therapeutics plc corporate presentation dated June 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silence Therapeutics plc

Date: June 23, 2026	By:	/s/ Iain Ross
Name: Iain Ross
Title: Interim Principal Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)